UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2011

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On October 17, 2011, the Board of Directors of MRV Communications, Inc. (the “Company”) unanimously decided on several actions as are discussed below in Items 5.02 and 8.01.  In connection with the several actions that were taken, each of the Company’s directors, Spencer Capital Management and Boston Avenue Capital LLC entered into an Agreement with the Company in which each party agreed not to engage in any solicitation of proxies with respect to the election of directors of the Company, directly or indirectly, at any time until the earlier of the Company’s 2012 Annual Meeting of Stockholders or December 31, 2012.  The foregoing description of the Agreement is not complete and is qualified in its entirety by the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)          On October 17, 2011, the Company’s Board of Directors agreed to change its composition, and accepted the resignations from the Board of Directors of Dilip Singh, the Company’s Chief Executive Officer, and Kenneth Shubin Stein, its Chairman.  Mr. Singh continues as the Company’s Chief Executive Officer, and the Board agreed to negotiate in good faith his continued employment as Chief Executive Officer through July 2012.   As further discussed in the press release of the Company attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, Mr. Tartavull thanked Dr. Shubin Stein for his service to the Board, and the Board agreed to accelerate 162,734 of his unvested options and extend their expiration period for three years from his departure from the Board.

The Board then appointed Kenneth Traub and Robert Pons to fill the two vacancies created by the departing directors, Philippe Tartavull was named interim Chairman, and agreed to stand for re-election at the next annual meeting of stockholders.  The Nomination and Governance Committee was tasked with conducting a search for a ninth independent director nominee who will become the Company’s Chair upon his or her appointment, and a mechanism was established for breaking a deadlock if necessary.

As part of the change in composition of the Board, the standing Board committees were reconstituted as follows:

Audit Committee	Chair	Michael E. Keane
Joan E. Herman
Kenneth Traub

Compensation Committee	Chair	Michael J. McConnell
Philippe Tartavull
Charles M. Gillman

Nomination & Governance Committee	Chair	Joan E. Herman
Kenneth Traub
Robert Pons

In the press release, the Company further announced that the Board has set an annual meeting of stockholders for January 9, 2012.  The Board has approved the slate of directors to be nominated at the meeting of stockholders as the directors who are currently serving, including the ninth director nominee if he or she has been appointed at that time.  A press release announcing the change in Board composition and other actions taken by the Board was released on October 20, 2011, and is attached hereto as Exhibit 99.1.

(e)          The Company will make staggered cash payments to its option holders equal to the loss in their fair value in connection with the dividend declared and discussed below in Item 8.01.  The description of the cash payment to named executive officers set forth in Item 8.01 is incorporated in its entirety into this Item 5.02(e).

Item 8.01                                             Other Events

In addition to the actions set forth in Item 5.01 above, the Company’s Board of Directors declared a dividend totaling $75 million on the outstanding shares of the Company’s Common Stock.  The dividend is payable on November 10, 2011 to holders of record as of the close of business on November 2, 2011.  The Board also approved a staggered cash payment to option holders equal to the loss in the Black-Scholes fair value of their options as a result of the dividend.  Option holders who provide service to the Company at the time of the payment of the dividend shall receive 50 percent of the payment amount in respect of their vested options promptly following payment of the dividend, and 50 percent of the payment amount 12 months following, conditioned upon continuous service to MRV, subject to certain acceleration conditions such as involuntary termination without cause, death or disability, change of control, or a sale of the business unit in which the option holder is employed.  Option holders with unvested options will receive the cash payment in 12 months, subject to the same conditions described above.  Each of the Company’s named executive officers have the following number of vested and unvested shares subject to the cash payment as of the date hereof:

Name	Vested Options	Unvested Options
Dilip Singh	1,750,000	0
Chief Executive Officer

Barry Gorsun	0	250,000
President, OCS Division

Chris King	105,682	447,046
Chief Financial Officer

Jennifer Hankes Painter	71,367	414,100
VP, General Counsel

Blima Tuller	27,500	102,500
VP, Finance

The Board further announced that it had been advised by Houlihan Lokey in connection with an analysis of the feasibility of the cash dividend. Houlihan Lokey has also been engaged to advise the Board in connection with the Company’s strategic and capital allocation alternatives. There can be no assurances that any additional action will result from this strategic review.

Press releases announcing the dividend and correcting the record and payment dates, payment to option holders and engagement of Houlihan Lokey were released on October 20, 2011 and October 21, 2011,  respectively, and are attached hereto as Exhibits 99.2 and 99.3.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit 10.1

Agreement, dated October 17, 2011, by and among the Company, Charles M. Gillman, Joan E. Herman, Michael E. Keane, Michael J. McConnell, Igal Shidlovsky, Kenneth Shubin Stein, Dilip Singh, Philippe Tartavull, Spencer Capital Management and Boston Avenue Capital LLC

Exhibit 99.1	Press release of the Company dated October 20, 2011 regarding Board composition changes

Exhibit 99.2	Press release of the Company dated October 20, 2011 regarding a special dividend (superceded by press release dated October 21, 2011 set forth in Exhibit 99.3)

Exhibit 99.3	Press release of the Company dated October 21, 2011 regarding dividend date correction

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 21, 2011

MRV COMMUNICATIONS, INC.

	By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
VP, General Counsel and Secretary